                                                                                           Exhibit 99.1

                                             CERTIFICATION

         The  undersigned,  being an officer of U.S. Bank Trust National  Association,  as trustee (the
"Trustee") of the Select Notes Trust LT 2003-4 (the "Trust") hereby makes the following  certifications for  inclusion  as an  exhibit to the  Trust's  annual  report on Form 10-K for the  fiscal  year ended
December 31, 2007 (the "Annual Report"):

1.       The Trustee is the trustee under the Trust's trust agreement.

2.       Based  on my  knowledge,  for the  period  covered  by the  Annual  Report,  the  Trustee  has fulfilled its obligations under the Trust's trust agreement.

                                                              By:     /s/ Marlene Fahey
                                                              Name:   Marlene Fahey
                                                              Title:  Vice President
                                                              Date:   March 28, 2008